United States 12 Month Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,865,570
Unrealized Gain (Loss) on Market Value of Futures	29,827,740
Interest Income	26,594
ETF Transaction Fees	2,000
Total Income (Loss)	$33,721,904

Expenses
Investment Advisory Fee	$94,184
SEC & FINRA Registration Expense	15,500
Legal Fees	11,470
Tax Reporting Fees	6,394
NYMEX License Fee	3,798
Brokerage Commissions	3,430
Audit Fees	2,131
Non-interested Directors' Fees and Expenses	1,053
Prepaid Insurance Expense	434
Total Expenses	$138,394
Net Gain (Loss)	$33,583,510

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/09	$165,010,988
Additions (200,000 Units)	6,660,387
Withdrawals (300,000 Units)	(10,231,233)
Net Gain (Loss)	33,583,510

Net Asset Value End of Period	$195,023,652
Net Asset Value Per Unit (5,400,000 Units)	$36.12

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502